General Steel Reiterates Intent to File 2012 Annual Report

On or Before June 21, 2013

Company Received NYSE Notification Regarding Filing of

2012 Annual Report on Form 10-K

BEIJING – May 6, 2013 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced it remains confident to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, along with 2012 Quarterly Reports on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) on or before June 21, 2013.

Consistent with General Steel’s press release on April 3, 2013 and as disclosed in its Form 12b-25 filed on April 2, 2013, the Company’s independent registered public accounting firm is currently reviewing General Steel’s 2012 financial statements. The Company anticipates filing its 2012 Annual Report on Form 10-K, along with Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, with the SEC by June 21, 2013.

John Chen, Chief Financial Officer of General Steel, stated, “We have proactively communicated with the SEC and NYSE about our filing plans. I’m pleased with the notable progress in our auditors’ ongoing review of General Steel’s 2012 financial results, and we are on schedule with our planned filing date.”

On May 2, 2013, the Company received a notification from the New York Stock Exchange (“NYSE”), indicating General Steel is currently not in compliance with the NYSE’s continued listing requirements due to the delay in filing the Company’s 2012 Annual Report by April 16, 2013. Under the NYSE Listed Company Manual and subject to the NYSE’s on-going oversight or review, General Steel has a six-month period from April 16, 2013 to file its 2012 Annual Report on Form 10-K with the SEC in order to regain compliance with the NYSE’s continued listing standards.

This notification has no immediate impact on the listing or trading of General Steel’s common stock on the NYSE, and the Company does not anticipate this matter will materially affect its customer relationships, the underlying fundamentals and cash flows of the Company, or its business.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

General Steel Holdings, Inc.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com